Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen North Carolina Dividend Advantage Municipal Fund 2
333-71282
811-10525


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
shares voting
together as a
class
<c>  MuniPreferred shares voting
together as a
class
To approve the elimination of the Fund s fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
                1,640,878
                       293
   Against
                   121,749
                         28
   Abstain
                     60,503
                         10
   Broker Non-Votes
                   602,246
                       671
      Total
                2,425,376
                    1,002



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
                1,674,349
                       291
   Against
                     93,937
                         28
   Abstain
                     54,844
                         12
   Broker Non-Votes
                   602,246
                       671
      Total
                2,425,376
                    1,002



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012617.